UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2014

BLUEPHOENIX SOLUTIONS LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Suite 4616, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

REGISTRATION RIGHTS AGREEMENT

On December 1, 2014, BluePhoenix Solutions, Ltd., an Israeli company (“BluePhoenix”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and between BluePhoenix and Mindus Holdings, LTD (“Mindus”).

BluePhoenix agreed to provide Mindus with “piggyback” registration rights with respect to the shares issued to Mindus pursuant to an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 14, 2014, by and among BluePhoenix, Modern Systems Corporation (f/k/a BluePhoenix Solutions USA, Inc.), a Delaware corporation and an indirect, wholly-owned subsidiary of BluePhoenix (“Parent”), BP-AT Acquisition LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub”); Ateras; the stockholders of Ateras listed on the signature page thereof; and Scott Miller (“Stockholder Representative”). The Registration Rights Agreement was entered into as a condition to the closing of the merger contemplated by the Merger Agreement.

Pursuant to the Registration Rights Agreement, Mindus is entitled to include in any registration statement filed by BluePhoenix under the Securities Act of 1933, as amended (the “Securities Act”), all or part of the ordinary shares held by Mindus, subject to certain exceptions and cutbacks (the “Piggyback Rights”). In addition, BluePhoenix has agreed to pay expenses and to indemnify Mindus in connection with the exercise of the Piggyback Rights.

The Piggyback Rights terminate upon the earlier of three years after the date of the Registration Rights Agreement, the date of any acquisition, merger, change of control or sale of all or substantially all of the assets of BluePhoenix, or, with respect to any particular holder, at such time that such holder can sell its shares under Rule 144 promulgated under the Securities Act during any three-month period.

A copy of the Registration Rights Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

PREEMPTIVE RIGHTS AGREEMENT

On December 1, 2014, BluePhoenix entered into a Preemptive Rights Agreement by and between BluePhoenix and Mindus (the “Preemptive Rights Agreement”). The Preemptive Rights Agreement was entered into as a condition to the closing of the merger contemplated by the Merger Agreement.

BluePhoenix has agreed to grant Mindus certain preemptive rights to participate in future BluePhoenix issuances of its ordinary shares in accordance with the terms of the Preemptive Rights Agreement. Pursuant to the Preemptive Rights Agreement, Mindus has a right of first refusal to purchase its pro rata share of all equity securities that BluePhoenix proposes to sell and issue, with certain exceptions described below.

If Mindus exercises such right to purchase the offered securities, such shareholder must purchase all (but not a portion) of such securities for the price, terms and conditions so proposed. The preemptive rights do not extend to (i) options, warrants or other ordinary share purchase rights issued to employees, officer or directors, or consultants or advisors pursuant to a plan or agreement, (ii) issuance of securities pursuant to a conversion of convertible securities, (iii) stock splits, stock dividends or recapitalization, (iv) issuance of securities pursuant to a merger, consolidation, acquisition or similar business combination, (v) issuance of securities pursuant to certain commercial arrangements, (vi) issuance of securities in connection with strategic transactions involving BluePhoenix that is approved by the Board of Directors, including Scott Miller or (vii) equity securities issued pursuant to the Merger Agreement.

The preemptive rights described above terminate upon the earlier of three years after the date of the Preemptive Rights Agreement or the date of an acquisition of BluePhoenix.

A copy of the Preemptive Rights Agreement is attached as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Preemptive Rights Agreement is qualified in its entirety by reference to the full text of the Preemptive Rights Agreement.

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 1, 2014, BluePhoenix completed its previously announced acquisition of Sophisticated Business Systems, Inc., a Texas corporation doing business as “Ateras,” pursuant to the terms of the Merger Agreement. At the closing, Merger Sub merged with and into Ateras (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub ceased and Ateras continued as the surviving corporation and a wholly owned subsidiary of Parent.

Upon the closing of the Merger, BluePhoenix issued 6,195,494 unregistered ordinary shares, par value NIS 0.04 per share, to the former Ateras shareholders in exchange for the cancellation of the shares of Ateras stock held by such shareholders in connection with the Merger.

Neither BluePhoenix nor any of its affiliates has any material relationship with any of Ateras’s stockholders other than in respect of the Merger and the transactions contemplated thereby. In connection with the closing of the Merger, Scott Miller was elected to the Board of Directors of BluePhoenix.

The description of the Merger Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to the Current Report on Form 8-K filed by BluePhoenix on October 15, 2014.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference herein. The issuance of 6,195,494 unregistered ordinary shares in connection with the Merger is exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

Effective December 1, 2014, Scott Miller was elected to the Company’s board of directors, to serve until the BluePhoenix’s 2015 annual general meeting of shareholders, or until his earlier death, resignation, retirement, disqualification or removal in accordance with the Articles of Association of the Company.

Mr. Miller was elected to the board of directors pursuant to the terms of the Merger Agreement and a Uni Lateral Shareholders’ Undertaking dated as of December 1, 2014 by Lake Union Capital Management, LLC, Columbia Pacific Opportunity Fund, LP and Prescott Group Capital Management.

In connection with joining the board of directors, Mr. Miller executed the Company’s standard form of indemnification agreement. The disclosures under Item 1.01, 2.01 and 3.02 above are incorporated herein by reference. Mr. Miller is the beneficial owner of the shares of Ateras owned by Mindus.

As of the closing of the Merger, Ateras owed Mr. Miller $220,000 for amounts previously loaned by Mr. Miller to Ateras, which is evidenced by a Promissory Note (the “Note”). The Note will survive the closing of the Merger and the outstanding principal shall bear interest at 2.0% per annum, or 10.0% per annum in the event the Note is not repaid when due and payable. The Note will be due and payable on July 8, 2015 unless it earlier becomes due as follows: in the event that for the three months ended March 31, 2015, the net decrease in cash and cash equivalents of Ateras is less than $200,000 or there is no change in or a net increase in cash and cash equivalents, determined in accordance with accounting principles generally accepted (“GAAP”) in the United States of America and on a standalone basis, then the principal and interest of the Note shall be due and payable on April 8, 2015. For purposes of calculating the net decrease or increase in cash and cash equivalents, the effect of any distributions, borrowings or other transactions with the Company or its subsidiaries shall be disregarded and the transactions shall be reversed for purposes of such calculation.

There have been no other related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Mr. Miller and the Company.

Item 7.01. Regulation FD Disclosure.

On December 1, 2014, the Company issued a press release announcing the closing of the merger. A copy of the press release is furnished as Exhibit 99.1. The information contained in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Sophisticated Business Systems, Inc. dba Ateras for the years ended December 31, 2013 and 2012 and unaudited condensed consolidated financial statements of Sophisticated Business Systems, Inc. dba Ateras as of June 30, 2014 and the notes to such financial statements were included in the Definitive Proxy Statement for the Annual General Meeting of Shareholders dated November 18, 2014 and are hereby incorporated by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial statements of BluePhoenix reflecting the Merger as of June 30, 2014 and the notes to unaudited pro forma condensed combined financial statements were included in the Definitive Proxy Statement for the Annual General Meeting of Shareholders dated November 18, 2014 and are hereby incorporated by reference.

(d)  Exhibits.

10.1	Registration Rights Agreement, dated December 1, 2014.
10.2	Preemptive Rights Agreement, dated December 1, 2014.
99.1	Press Release, dated December 1, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUEPHOENIX SOLUTIONS LTD
(Registrant)

Date December 1, 2014	By	/s/ Rick Rinaldo
Rick Rinaldo
Chief Financial Officer

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Exhibit Number	Description

10.1	Registration Rights Agreement, dated December 1, 2014.
10.2	Preemptive Rights Agreement, dated December 1, 2014.
99.1	Press Release, dated December 1, 2014.

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